Exhibit 5.1

December 5, 2005

Board of Directors

Laboratory Corporation of America Holdings

358 South Main Street

Burlington, North Carolina 27215

Ladies and Gentlemen:

We are acting as counsel to Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under Rule 462(e) under the Securities Act of 1933 relating to the proposed public offering of one or more series of senior or subordinated debt securities (the “Debt Securities”), shares of common stock, par value $.10 per share (the “Common Stock”), shares of preferred stock (the “Preferred Stock”) or warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”).

The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are herein referred to as “Securities.” The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a ”Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on December 5, 2005 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Certificate of Incorporation”).

3.	The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Bylaws”).

Board of Directors

Laboratory Corporation of America Holdings

December 5, 2005

4.	Resolutions of the Board of Directors of the Company adopted by unanimous written consent on December 5, 2005, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and other related matters (the “Securities Resolutions”).

5.	The Forms of the Senior Indenture and the Subordinated Indenture filed as Exhibits 4.03 and 4.04, respectively, to the Registration Statement (each, an “Indenture”) to be entered into by the Company and The Bank of New York Trust Company, N.A. (the “Trustee”).

In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the documents submitted to us, the authenticity of all originals documents, and the conformity to authentic original documents of all of the documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of the Securities of the Company, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Certificate of Incorporation, Bylaws and applicable Delaware General Corporation law and, as applicable, applicable New York law (each, a “Board Action”) in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to one of the Indentures and a supplemental indenture or board resolution properly establishing such Debt Securities; (iv) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent which will state that New York law governs and will otherwise be legally valid agreements of the Company under applicable law; (v) prior to any issuance of Preferred Stock appropriate certificates of designation will have been duly authorized, adopted and filed with the Secretary of State of the State of Delaware; (vi) prior to the issuance of any Preferred Stock or Common Stock, as applicable, sufficient shares of Preferred Stock and Common Stock shall be duly authorized pursuant to the Certificate of Incorporation; (vii) the Securities will be delivered against payment

Board of Directors

Laboratory Corporation of America Holdings

December 5, 2005

of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (viii) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities and under the warrant agreement for any Warrants, namely, the Trustee or the warrant agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture or warrant agreement, as applicable; that such indenture or warrant agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture or warrant agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture or warrant agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a) and (d), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Delaware General Corporation Law, as amended” and “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware Constitution or New York Constitution, as applicable, and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants), upon (i) due execution and delivery of an applicable Indenture, as applicable, on behalf of the Company and the Trustee named therein, (ii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable indenture, (iii) due authentication by the Trustee, (iv) due execution, issuance, and delivery of such Debt Securities against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the applicable indenture and any applicable supplemental indenture and such agreement, and (v) in the case of any Debt Securities to be issued under any Warrants, upon due exercise of and

Board of Directors

Laboratory Corporation of America Holdings

December 5, 2005

payment of the exercise price specified in such Warrants, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(b) With respect to any Preferred Stock (including any Preferred Stock that is issued upon the exercise of any Warrants), upon (i) final Board Action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing of an appropriate certificate of designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, and (v) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, the Preferred Stock will be validly issued, fully paid, and nonassessable.

(c) With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, (iii) in the case of any Common Stock to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, and (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Common Stock will be validly issued, fully paid, and nonassessable.

(d) With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) due execution and delivery of a warrant agreement on behalf of the Company and the warrant agent named therein, (iii) due execution, countersignature, issuance, and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement and such agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights

Board of Directors

Laboratory Corporation of America Holdings

December 5, 2005

(including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.